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                                   CONSENT OF
                                  -------------

                              MAYER, BROWN & PLATT
                            ------------------------


     We hereby consent to the reference to our firm under the caption "Fund Counsel" in the statement of additional information comprising a part of Post-Effective Amendment No. 47 to the Form N-1A Registration Statement of Morgan Stanley Institutional Fund, Inc., File No. 33-23166. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                     MAYER, BROWN & PLATT




New York, NY
November 16, 2001